SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549





                            FORM 8-K


                          CURRENT REPORT


                         OCTOBER 30, 1998
        Date of Report (Date of Earliest Event Reported)




                            2-96366-A
                     (Commission File Number)


             TREASURE & EXHIBITS INTERNATIONAL, INC.


        Florida                                59-2483405
(State of Other Juris-                    (IRS Employer Iden-
diction of Incorporation)                  tification Number)


                 2300 Glades Road, Suite 450-West
                    Boca Raton, Florida 33431
             (Address of Principal Executive Offices)


                         (561) 750-7200
                 (Registrant's Telephone Number)


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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS

     Following an extended period of inquiry and field work, the Company has reluctantly concluded that its planned acquisition of Michael's Treasure Jewelry, Inc. is not feasible. All efforts to determine whether or not Michael's Treasure Jewelry, Inc. is auditable, as required in order to implement the acquisition proposed last fall, have unfortunately concluded without a favorable outcome. The merger/acquisition envisioned previously by the Company has now been abandoned as unworkable.

     In the course of pursuing its acquisition agreement with Michael's Treasure Jewelry, Inc., the Company has expended substantial funds, effort and time. While the Company continues to be optimistic that some form of transaction might be subsequently implemented with Michael's Treasure Jewelry, Inc., at this juncture, all costs in connection with the proposed transaction must be considered as contributing to the Company's loss from operations.

     Despite this setback, the Company remains optimistic with regard to identifying and implementing another form of transaction with Michael's Treasure Jewelry, Inc. to the mutual benefit of both companies. In the interim, the Company continues to lease its treasure assets to Michael's Treasure Jewelry, Inc. pursuant to the Treasures and Exhibits Lease which has been in place since the Company's acquisition of treasure artifacts through its exercise of the purchase option previously provided in the Treasures and Exhibits Lease with Seahawk Deep Ocean Technology, Inc., a Colorado corporation and Seahawk I, Ltd., a Florida Limited Partnership earlier this year.

                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TREASURE & EXHIBITS INTERNATIONAL ,
                                  INC.


Dated: November 4, 1998


                                  BY:/s/Larry Schwartz
                                     Larry Schwartz, President